                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 16, 1999



                             CEC RESOURCES LTD.
          ------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Alberta                      1-13630                     98-0018241
------------------------           ------------              -------------------
     (State or other               (Commission                (I.R.S. Employer
      jurisdiction                 File Number)              Identification No.)
     of incorporation)


          1605, 700 6th Avenue S.W., Calgary, Alberta, Canada    T2P 0T8
       ----------------------------------------------------------------------
            (Address of principal executive offices)            (Zip Code)

Registrant's telephone number:  (403) 265-7605

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Item 4.  Changes in Registrant's Certifying Accountant.
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     The Board of Directors of CEC Resources Ltd. (the "Company") proposes that the independent auditors for the fiscal year ended November 30, 1999 be Arthur Andersen LLP. Under laws of the Province of Alberta, the appointment of independent auditors of the Company is made by the Company's shareholders. The proposal to appoint Arthur Andersen LLP will be presented at the Company's 1999 Annual Meeting of shareholders scheduled to be held on May 18, 1999.

     PricewaterhouseCoopers LLP were engaged as the Company's independent auditors for the 1998 fiscal year. On April 16, 1999, the Company, upon approval of its Board of Directors, determined that the appointment of PricewaterhouseCoopers LLP should not be renewed and that Arthur Andersen LLP should be proposed to the Company's shareholders as the Company's independent auditors for the Company's 1999 fiscal year. The President and Chief Executive Officer of the Company, as well as the Chief Financial Officer, both of whom joined the Company during the last half of the fiscal 1998 year, have a previous relationship with Arthur Andersen LLP as a result of work at another oil and gas company. In addition, Arthur Andersen LLP has proposed a fee structure for the year-end audit, quarterly reviews, and accounting consultation that is economically beneficial to the Company. During the Company's two most recent years and subsequent interim period preceding this determination, there were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The auditors' report during the Company's two most recent years preceding this determination did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

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Item 7.  Financial Statements and Exhibits.
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(c) Exhibit

    16.1     Letter dated  April 16, 1999, from PricewaterhouseCoopers LLP.



                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CEC RESOURCES LTD.
                                    (Registrant)



Date:  April 20, 1999        By:   /s/ Kevin D. Struzeski
                                  -------------------------------------
                                  Kevin D. Struzeski, Treasurer

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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.    Document
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    16.1       Letter dated April 16, 1999, from PricewaterhouseCoopers LLP.

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